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EXHIBIT #21

         WKI HOLDING COMPANY, INC.(FORMALLY CCPC HOLDING COMPANY, INC.)

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 1999 ARE LISTED BELOW:

1.  Corning Consumer Products Company (Delaware)

2.  Corning Consumer Canada Inc. (Canada)

3.  CCPC (Asia) Pte. Ltd. (Singapore)

4.  Corning Consumer Australia Pty. Ltd. (Australia)

5.  CCPC Iwaki Malaysia SDN BHD (Malaysia)

6.  Mundial Brasil Produtos de Consumo Ltda. (Brazil)

7.  CCPC (Korea) Co., Ltd. (Republic of Korea)

8.  CCPC FSC Inc.

9.  CCPC Malaysia

10. Ekco Group, Inc.

11. Ekco Housewares, Inc.

12. Ekco International, Inc.

13. B. Via International Housewares, Inc.

14. Ekco Cleaning, Inc.

15. EKCO Consumer

16. Ekco Distribution of Illinois, Inc.

17. Ekco Manufacturing of Ohio, Inc.

18. Ekco Canada, Inc.

19. Ekco International Housewares, Ltd.

20. VIA American

21. Masillion Bakeware Company

22. CSC of Tennessee, Inc.

23. WB of Ohio, Inc.

24. General Housewares Corp.

25. Chicago Cutlery, Inc.

26. Chicago Cutlery, etc., Inc.

27. General Housewares Export Corp.

28. General Housewares of Canada, Inc.